Exhibit 31.1

Certification of Chief Executive Officer of Neostellar Capital Corp.

pursuant to Rule 13a-14(a) under the Exchange Act,

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Mark D. Klein, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended December 31, 2025 of Neostellar Capital Corp. (formerly known as SuRo Capital Corp.); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 23rd day of September, 2026.

By:	/s/ Mark D. Klein
Mark D. Klein
Chief Executive Officer and Director (Principal Executive Officer)